Exhibit 99.1

PDL BioPharma Names Edward Imbrogno Vice President of Finance

INCLINE VILLAGE, Nev. (October 8, 2018) - PDL BioPharma, Inc. (“PDL”) (NASDAQ: PDLI) announces the appointment of Edward Imbrogno as Vice President of Finance, a new position. Mr. Imbrogno brings to PDL more than 30 years of public accounting and financial reporting experience and will report to Vice President and Chief Financial Officer, Peter Garcia.

“Ed’s significant experience in developing internal controls for new business growth, with responsibility for SEC reporting and audit management, makes him an excellent addition to our team,” said Garcia. “His work in structuring mergers and acquisitions, and in post-acquisition accounting will be tremendous assets as we execute on our business strategy of acquiring and managing a portfolio of companies, products and royalty agreements in the biopharmaceutical and medical device industries.”

Most recently, Mr. Imbrogno was Senior Director and Corporate Controller for BioDelivery Sciences International, Inc., a NASDAQ-listed specialty pharmaceutical company. Prior to that, he was Vice President, Financial Reporting for AerCap Holdings N.V., an NYSE-listed company and the world’s largest independent aircraft lessor. Before that, he was Director, Accounting for Amgen, Inc., a NASDAQ-listed multinational biopharmaceutical company. Prior to Amgen, he was Director of External Reporting for 3D Systems Corporation, a NYSE-listed manufacturer of 3D printers, and Director, Business Development for Unifi, Inc., an NYSE-listed global textiles solutions provider. He began his career in public accounting as an Audit Manager with Ernst & Young.

Mr. Imbrogno holds a BS in accounting from Pennsylvania State University and an MBA from Wake Forest University. He is a licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

About PDL BioPharma

We seek to provide a significant return for our stockholders by acquiring and managing a portfolio of companies, products, royalty agreements and debt facilities in the biotechnology, pharmaceutical and medical device industries. In 2012, we began providing alternative sources of capital through royalty monetizations and debt facilities, and in 2016, we began acquiring commercial-stage products and launching specialized companies dedicated to the commercialization of these products. To date, we have consummated seventeen of such transactions, of which nine are active and outstanding. We have one debt transaction outstanding, representing deployed of $20.0 million: CareView; we have one hybrid royalty/debt transaction outstanding, representing deployed capital of $44.0 million: Wellstat Diagnostics; and we have five royalty transactions outstanding, representing deployed capital of $416.1 million, respectively: KYBELLA®, AcelRx, University of Michigan, Viscogliosi Brothers and Depomed. Our equity and loan investments in Noden represent deployed capital of $191.0 million, respectively, and our converted equity and loan investment in LENSAR represents deployed capital of $40.0 million.

NOTE: PDL, PDL BioPharma, the PDL logo and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary, to PDL BioPharma, Inc. which reserves all rights therein.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-

looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company’s assets and business are disclosed in the risk factors contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, filed with the Securities and Exchange Commission on March 16, 2018 and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Contacts:
PDL BioPharma, Inc.
Peter Garcia, CFO
775-832-8500
Peter.garcia@pdl.com

LHA Investor Relations
Jody Cain, SVP
310-691-7100
jcain@lhai.com